Consent of Independent Certified Public Accounts

We Consent to the Use of our report dated July 12, 1996 on the financial statements financial highlights of Bull & Bear Dollar Reserves, a series of common stock of Bull & Bear Funds II, Inc. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in Post-Effective No. 52 under the Securities Act of 1933 and Amendment No. 43 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Bull & Bear Dollar Reserves. We also consent to the reference to our firm in the Registration Statement and Prospectus.

                                                        /s/ Tait, Weller & Baker
                                                            Tait, Weller & Baker

Philadelphia, Pennsylvania
October 25, 1996

                Consent of Independent Certified Public Accounts

We Consent to the Use of our report dated July 12, 1996 on the financial statements financial highlights of Bull & Bear Global Income Fund, a series of common stock of Bull & Bear Funds II, Inc. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in Post-Effective No. 52 under the Securities Act of 1933 and Amendment No. 43 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Bull & Bear Global Income Fund. We also consent to the reference to our firm in the Registration Statement and Prospectus.
                                                        /s/ Tait, Weller & Baker
                                                            Tait, Weller & Baker

Philadelphia, Pennsylvania
October 25, 1996